UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2024

HYATT HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34521	20-1480589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza
8th Floor,	Chicago,	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)
Registrant's telephone number, including area code: (312) 750-1234

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	H	New York Stock Exchange
Former Name or Former Address, if Changed Since Last Report: Not Applicable

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
    On February 23, 2024, Hyatt Hotels Corporation (the "Company") issued a press release announcing its results for its quarter and fiscal year ended December 31, 2023. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
    The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as set forth by specific reference in such filing.
Item 7.01. Regulation FD Disclosure.
    On February 23, 2024, the Company announced that during the quarter ending March 31, 2024, the Company realigned its reportable segments to align with the Company's business strategy, the organizational changes for certain members of its leadership team, and the manner in which the Company's chief operating decision maker ("CODM") assesses performance and makes decisions regarding the allocation of resources. As a result of the realignment during the quarter ending March 31, 2024, a summary of the Company's reportable segments is as follows:
•Management and franchising, which consists of the provision of management, franchising, and hotel services, or the licensing of our intellectual property to, (i) our property portfolio, (ii) our co-branded credit card programs, and (iii) other hospitality-related businesses, including the Unlimited Vacation Club;
•Owned and leased, which consists of our owned and leased hotel portfolio and, for purposes of owned and leased segment Adjusted EBITDA, our pro rata share of unconsolidated hospitality ventures' Adjusted EBITDA based on our ownership percentage of each venture; and
•Distribution, which consists of distribution and destination management services offered through ALG Vacations and the boutique and luxury global travel platform offered through Mr & Mrs Smith.
    On February 23, 2024, the Company announced the completion of a transaction that resulted in the restructuring of the entity that owns the Unlimited Vacation Club ("UVC") business by selling 80% of the entity to an unrelated third party for $80 million. The Company will continue to manage the Unlimited Vacation Club business under a long-term management agreement and license and royalty agreement. As a result of the transaction, the Company will receive management fees and royalty fees in relation to the exclusive arrangement between the Hyatt Inclusive Collection brands and UVC and the Company will no longer report Net Deferrals and Net Financed Contracts.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Hyatt Hotels Corporation Press Release, dated February 23, 2024 (furnished pursuant to Item 2.02)
101	Interactive Data File - XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: February 23, 2024	By:	/s/ Joan Bottarini
Joan Bottarini
Executive Vice President, Chief Financial Officer